Exhibit 32.2

SECTION 1350 CERTIFICATION

I, Beth Lee Garner, Principal Financial Officer of ABC Bancorp (the “Company”), do hereby certify, in accordance with 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Quarterly Report on Form 10-Q of the Company for the period ending September 30, 2004 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  November 9, 2004

/S/ BETH LEE GARNER
BETH LEE GARNER, Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to ABC Bancorp and will be retained by ABC Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.